UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), entered into that certain securities purchase agreement (the “Securities Purchase Agreement”), with an institutional accredited investor, Abri Advisors, Ltd., a Bermuda company (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, upon the terms and conditions set forth in the Securities Purchase Agreement, up to 1,335,826 shares of the Company’s common stock (the “Shares”), par value $0.0001 per share (the “Common Stock”), and/or pre-funded warrants to purchase shares of Common Stock, subject to appropriate adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases outstanding Common Stock, at a price equal to $0.3743 per share.

Pursuant to the Securities Purchase Agreement, the Shares shall be issued on November 1, 2024 upon satisfaction of customary closing conditions. If the Investor would beneficially own in excess of 4.99% of the Common Stock as a result of the issuance of the Shares, the Investor shall instead receive pre-funded common stock purchase warrant (the “Warrant”) to purchase the number of Shares in excess of such beneficial ownership limitation. The Company also granted the Investor piggy-back registration rights in the Securities Purchase Agreement.

In connection with the transaction, the Company and the Investor entered into a registration rights agreement (the “Registration Rights Agreement” and together with the Securities Purchase Agreement, and the Warrant, the “Transaction Documents”) pursuant to which the Company agreed to register the Shares and the shares of Common Stock underlying the Warrant under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a registration statement on Form S-3 (or other appropriate form). The Company agreed to file the registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within ten (10) business days from the date of the Securities Purchase Agreement and to use its best efforts to have the registration statement declared effective by the SEC within sixty (60) days from the date of the Securities Purchase Agreement.

The closing took place on November 1, 2024 (the “Closing Date”). The Company issued to the Investor 936,264 shares of Common Stock and a Warrant to purchase 399,562 shares of Common Stock.

The Company received net proceeds of $480,000 on the Closing Date, after deducting offering expenses.

The Transaction Documents contain customary representations and warranties and agreements and obligations of the parties. The Company will use the net proceeds of the offering for business development and general working capital purposes. The preceding description of the Warrant, Securities Purchase Agreement, and Registration Rights Agreement, purport to be a summary only and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information outlined in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The Company issued 936,264 shares of Common Stock and a Warrant to purchase 399,562 shares of Common Stock to the Investor pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) and/or Rule 506(b) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

In addition, on November 1, 2024, the Company issued to Brown Stone Capital Ltd. 125,000 shares of Common Stock, as compensation for their advisory services pursuant to the agreement by and between the Company and Brown Stone Capital Ltd. The Company issued such shares of Common Stock pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) and/or Rule 506(b) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant issued by the Company on November 1, 2024.
10.1^	Form of Securities Purchase Agreement by and between the Company and Abri Advisors, Ltd. dated November 1, 2024.
10.2	Form of Registration Rights Agreement by and between the Company and Abri Advisors, Ltd. dated November 1, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

^	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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